UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

The Clorox Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT ANNUAL SHAREHOLDERS MEETING INFORMATION — YOUR VOTE COUNTS!

Online
Go to www.envisionreports.com/CLX or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for
The Clorox Company’s Annual Meeting of Shareholders to be Held on November 16, 2022

This notice is to advise you that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The (1) 2022 Proxy Statement; (2) 2022 Integrated Annual Report – Executive Summary are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/CLX.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive an email or paper copy of the proxy materials, you must request one. If you do not, you will not otherwise receive a paper or email copy. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before November 4, 2022 to facilitate timely delivery.

2 N O T	C O Y

03OJRD

Shareholder Meeting Notice

The Clorox Company’s Annual Meeting of Shareholders will be held on Wednesday, November 16, 2022 at 9:00 A.M. PST, virtually via the internet at https://meetnow.global/MXNXWKW. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the election of each of the following director nominees:
1.	Election of Directors:	01 – Amy L. Banse, 02 – Julia Denman, 03 – Spencer C. Fleischer, 04 – Esther Lee,
05 – A.D. David Mackay, 06 – Paul Parker, 07 – Stephanie Plaines, 08 – Linda Rendle,
09 – Matthew J. Shattock, 10 – Kathryn Tesija, 11 – Russell J. Weiner, 12 – Christopher J. Williams

The Board of Directors recommends that you vote FOR the following proposal:
2.	Advisory Vote to Approve Executive Compensation.

The Board of Directors recommends that you vote FOR the following proposal:
3.	Ratification of the Selection of Ernst & Young LLP as the Clorox Company’s Independent Registered Public Accounting Firm.

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or by telephone, by following the instructions at www.envisionreports.com/CLX, or by mail, by requesting a paper copy of the proxy materials, which include a proxy card. To vote during the meeting go to https://meetnow.global/MXNXWKW, access the meeting as described above and follow the instructions on the website.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/CLX. Click Cast Your Vote or Request Materials.
—	Phone – Call us free of charge at 1-866-641-4276.
—	Email – Send an email to investorvote@computershare.com with “Proxy Materials The Clorox Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by November 4, 2022.